UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 10, 2006
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard Englewood, CO 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Liberty Global, Inc. will be speaking at Citigroup’s 16th Annual Entertainment, Media and Telecommunications Conference on Tuesday, January 10, 2006 at 2:30 p.m., local time, at the Biltmore Resort in Phoenix, Arizona. Liberty Global anticipates that it will discuss, among other things, 2005 RGU guidance, including preliminary results for the fourth quarter, and activity under its stock repurchase program.
The presentation will be webcast live at www.lgi.com. Liberty Global intends to archive the webcast and post the presentation slides on our website under the investor relations section for approximately 30 days.
Note: The information in this report, including the Press Release attached hereto as Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.
Date: January 10, 2006	By:	/s/ Leonard P. Stegman
Leonard P. Stegman
Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release